EXHIBIT 10.4




                              SOFTWARE DEVELOPMENT
                              AND LICENSE AGREEMENT





                          AUGMENT SYSTEMS INCORPORATED
                           POLYBUS SYSTEMS CORPORATION





                              AS OF AUGUST 1, 1996













                                TABLE OF CONTENTS

INTRODUCTION                                                                                    PAGE
------------                                                                                    ----


1. SOFTWARE DEVELOPMENT.....................................................................       1
2. DELIVERY, TESTING AND ACCEPTANCE.........................................................       1
         (a)  Delivery......................................................................       1
         (b)  Testing.......................................................................       2
         (c)  Acceptance....................................................................       2
3. MODIFICATIONS............................................................................       2
4. PROJECT MANAGEMENT.......................................................................       2
         (a)  Progress Reviews..............................................................       2
         (b)  Status Reports................................................................       2
         (c)  Project Staffing..............................................................       3
5. WARRANTY; MAINTENANCE AND SUPPORT; TRAINING; ENHANCEMENTS................................       3
         (a)  Warranty......................................................................       3
         (b)  Maintenance and Support.......................................................       3
         (c)  Support and Training..........................................................       4
         (d)  Enhancements and Modifications................................................       4
6. OWNERSHIP OF SOFTWARE....................................................................       4
7. GRANT OF LICENSE AND PAYMENTS OF ROYALTIES...............................................       5
         (a)  The License...................................................................       5
         (b)  The Binary License............................................................       5
         (c)  The Source License............................................................       6
         (d)  Prepaid Royalties.............................................................       6
8. REPRESENTATIONS AND WARRANTIES...........................................................       6
         (a)  No Conflict...................................................................       6
         (b)  Ownership.....................................................................       6
         (c)  Functional Specifications.....................................................       7
         (d)  Conformity, Performance and Compliance........................................       7
         (e)  No Restrictions on Software. .................................................       7
9. INDEMNIFICATION..........................................................................       7
10. LIMITATIONS.............................................................................       8
11. CONFIDENTIALITY.........................................................................       8
12. NONCOMPETITION..........................................................................       9
13. TERM....................................................................................      10
14. TERMINATION.............................................................................      10
15. MISCELLANEOUS PROVISIONS................................................................      11
         (a)  Waiver........................................................................      11
         (b)  Governing Law.................................................................      11
         (c)  Force majeure.................................................................      11
         (d)  Severability..................................................................      11




                                                -i-






INTRODUCTION                                                                                    PAGE
------------                                                                                    ----

         (e)  No Assignment.................................................................      11
         (f)  Required Approvals............................................................      11
         (g)  Amendments in Writing.........................................................      11
         (h)  Counterparts..................................................................      12
         (i)  Notice........................................................................      12
         (j)  Headings......................................................................      12
         (k)  Schedules and Exhibits........................................................      12
         (l)  Authority.....................................................................      12
         (m)  Entire Agreement..............................................................      12
         (n)  Legal and Equitable Remedies..................................................      12



SCHEDULE A - PROJECT  DESCRIPTION
SCHEDULE B - TIMETABLE  AND  PREPAID  ROYALTY PAYMENTS
SCHEDULE C - COMPLETION CRITERIA
SCHEDULE D - ROYALTY SCHEDULE
SCHEDULE E - SOFTWARE COMPONENT  OWNERSHIP
SCHEDULE F - SOFTWARE  MAINTENANCE AND SUPPORT FEES
SCHEDULE G - EXAMPLES OF THE PRINTING AND PUBLISHING INDUSTRY APPLICATIONS

EXHIBIT A - FIREBIRD FILE MANAGER SOFTWARE SPECIFICATION AND PROJECT PLAN



                                      -ii-






                              SOFTWARE DEVELOPMENT
                              AND LICENSE AGREEMENT

         THIS AGREEMENT is made and entered into as of August 1, 1996 between Augment Systems, Incorporated ("AUGMENT"), a Delaware corporation having its principal place of business in Westford, Massachusetts and Polybus Systems Corporation ("POLYBUS"), a Delaware corporation having its principal place of business in Hudson, New Hampshire.

                                  INTRODUCTION

         AUGMENT is in the business of designing, developing, manufacturing and selling super servers for the printing and publishing market. POLYBUS specializes in software development and has the ability and expertise to develop file management software. Both parties desire to establish a relationship for the purpose of developing the software necessary for AUGMENT's hardware products utilizing complementary skills and strengths which each party may provide.

         The purpose of this Agreement, therefore, is to set forth the terms and conditions upon which POLYBUS agrees with AUGMENT to develop, integrate and deliver the Software (as defined in Schedule A hereto) for a File Management Software System which will be fully integrated into the hardware products of AUGMENT for sale as a combined hardware/software product (the "System").

         In consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the parties agree as follows:

1.  SOFTWARE DEVELOPMENT.

a) POLYBUS agrees to undertake and complete the development, integration, and delivery of the Software which meets the functional specifications and requirements included on Schedule A attached hereto (the "Functional Specifications") in accordance with the timetable set forth in Schedule B hereto. POLYBUS acknowledges and agrees that time is of the essence in performing its obligations under this Agreement.

b) The Software delivered by POLYBUS shall be useable on and compatible with AUGMENT's hardware products, shall be delivered in binary and source form, shall include all data files, make files, and other information required to build the executable software from the source, and shall include enhancements, improvements, modifications and additions thereto, as agreed to in Section 5 herein.

2.  DELIVERY, TESTING AND ACCEPTANCE.

a) Delivery. POLYBUS shall deliver the Alpha, Beta and final versions of the Software to AUGMENT according to the timetable in Schedule B attached hereto. POLYBUS shall memorialize each delivery in a written confirmation that sets forth the nature and condition of the Software, the medium of delivery, and the date of delivery. Receipt of the Software shall



                          -License Agreement - Page 1-





    occur when AUGMENT countersigns each confirmation which countersigning will not be unreasonably withheld or delayed.

b) Testing. AUGMENT shall have ten (10) business days from the date of delivery of the applicable version of the Software to inspect, evaluate and test the Software to determine whether it conforms to the Functional Specifications and meets the Completion Criteria set forth in Schedule C.

c) Acceptance. Upon completion of evaluation and testing of each of the Alpha, Beta and final versions of the Software, AUGMENT shall issue a notice of acceptance or rejection of that version of the Software. In the event of rejection, AUGMENT shall give its reasons for rejection in reasonable detail. POLYBUS shall use all reasonable effort to correct any material deficiencies or nonconformities and resubmit the rejected items within ten
    (10) business days. Upon acceptance, AUGMENT shall deliver to POLYBUS a signed, written Acceptance Certification indicating that the applicable Completion Criteria are met. The applicable version of the Software shall be considered accepted and the milestones defined in Schedule B shall be considered met only after AUGMENT has provided POLYBUS with a signed
    Acceptance Certification, or in the case of the final version of the Software, upon the earlier of (i) the delivery of the final Acceptance Certification to POLYBUS or (ii) the initial commercial shipment of the final product which incorporates the final version of the Software (in either event, acceptance of the final version shall hereinafter be the "Acceptance Date").

3.  MODIFICATIONS.

Neither party shall have the right to modify the Functional Specifications as defined in Schedule A without the prior written authorization of the other party and AUGMENT's Vice President of Engineering. POLYBUS agrees to notify AUGMENT promptly of any factor, occurrence or event coming to its attention that may affect POLYBUS' ability to meet its obligations under this Agreement, including, but not limited to, any loss or reassignment of Key Employees, major equipment failure or any other event or set of circumstances which may result in a change of schedule.

4. PROJECT MANAGEMENT.

a) Progress Reviews. POLYBUS shall work closely with the AUGMENT engineering staff throughout the development of the Software and shall allow AUGMENT personnel reasonable access to POLYBUS' documentation and personnel for design review, "walkthroughs," and discussions concerning the status and conduct of work being performed.

b) Status Reports. Upon the request of AUGMENT, Herb Jacobs of POLYBUS will provide AUGMENT with a weekly verbal status report either in person or by telephone (the "Weekly Status Report"), consisting of a brief discussion of each of the following four areas:

    (1) Priorities:  the current short term priorities.



                          -License Agreement - Page 2-






    (2) Progress:  the tasks accomplished in the past week.

    (3) Plans:  the tasks to be worked on in the next week.

    (4) Problems: the problems, if any, that need AUGMENT's attention and the problems that may delay the achievement of a milestone set forth in Schedule B. POLYBUS shall provide a detailed explanation of any anticipated delays and a revised target completion date, if necessary.

    In addition, at the request of the AUGMENT Vice President of Engineering or the AUGMENT Senior Engineering Manager, POLYBUS personnel will attend review meetings as scheduled by AUGMENT, until final acceptance of the project. These meetings are to be held at AUGMENT's Westford facility and at mutually agreeable times.

c) Project Staffing.
    (i) POLYBUS agrees to assign and commit Herb Jacobs and Stanley Rabinowitz as the two engineers to develop and complete the Software. Both of these individuals shall be deemed "Key Employees". As long as POLYBUS performs its obligations pursuant to this Agreement, POLYBUS reserves the right to change its key employees due to unforeseen circumstances.

    (ii) AUGMENT agrees to provide the equivalent of at least one full-time engineer to participate in the development of the Software.

    (iii) The parties shall obtain and maintain in effect written agreements with their employees who participate in the development of the Software. Such agreements shall contain terms sufficient for each party to comply with the provisions of this Agreement and to support all grants and assignments of rights and ownership hereunder, and shall impose an obligation of confidentiality on such employees with respect to the Software and the other party's Proprietary Information (as defined herein).

5. WARRANTY; MAINTENANCE AND SUPPORT; TRAINING; ENHANCEMENTS.

a) Warranty. POLYBUS represents and warrants for a period of ninety (90) days from the Acceptance Date (the "Warranty Period") that the Software is free of material defects in material and workmanship. POLYBUS further warrants that during the Warranty Period the Software shall operate substantially in accordance with the Functional Specifications. If during the Warranty Period, a defect in the Software appears, POLYBUS will provide maintenance and support to remedy the defect. If, during the Warranty Period, AUGMENT requests that POLYBUS assist AUGMENT with a defect that is later determined to be attributable to hardware or software solely developed by AUGMENT, AUGMENT will pay POLYBUS for such work at POLYBUS's standard hourly rate.

b) Maintenance and Support. AUGMENT may purchase continued maintenance and support for the Software from POLYBUS for one year periods following the end of the Warranty Period




                          -License Agreement - Page 3-






    for the purpose of prompt correction to remedy any and all design, interface or implementation errors or problems with the Software reported in writing by AUGMENT to POLYBUS. The term "errors" shall mean any deviations from the Functional Specifications and any deviations from commonly accepted standards for normal and current operation of computer software, even if not explicitly mentioned in such Functional Specifications. This service does not include requests for new features, support for new hardware, support for new operating systems, version changes in the operating system, or any other change to the software which is not a bug fix. The cost of the maintenance and support service for the first year after the end of the Warranty Period shall be as set forth in Schedule F hereto, such fee is not to exceed the lowest fee paid by other POLYBUS customers for like service. The cost for the service in future years is to be a fairly negotiated price based on the actual costs of the maintenance in the preceding year, which may be either higher or lower than the prior year's maintenance costs.

c) Support and Training. During the development phase, during the Warranty Period and while the Software is under a maintenance and support agreement, POLYBUS agrees to furnish promptly to AUGMENT full written responses to AUGMENT's questions regarding the design, operation and content of the Software. This support shall not be for training new AUGMENT employees. Additionally, POLYBUS agrees to provide up to five (5) business days of training for AUGMENT personnel and marketing assistance. Such training shall be provided without charge and shall be scheduled to occur within ninety
    (90) days after the Acceptance Date. Thereafter any further training shall be subject to POLYBUS' standard charges.

d) Enhancements and Modifications. For a period of one year following the Acceptance Date, POLYBUS will provide any bug fixes it may make to the licensed Software to AUGMENT at no additional charge, unless such bug fixes are specifically made in response to requests by AUGMENT and AUGMENT agrees to additional fees in writing. All enhancements and modifications made by POLYBUS will be owned by POLYBUS. AUGMENT may modify or enhance the Software at any time. All enhancements and modifications to the Software made by AUGMENT after the Acceptance Date will be owned by AUGMENT.

6. OWNERSHIP OF SOFTWARE.

a) The Software shall be owned by POLYBUS, and, all modifications and software enhancements developed by POLYBUS after the Acceptance Date, including bug fixes, shall be owned by POLYBUS.

b) All software independently developed by AUGMENT that is not included in the definition of Software as set forth in Schedule A hereto shall be owned by AUGMENT. In addition, AUGMENT shall own all enhancements to the Software developed by AUGMENT subsequent to the Acceptance Date with the exception of bug fixes made by AUGMENT to the Software within one year of the Acceptance Date, which shall be owned by POLYBUS.



                          -License Agreement - Page 4-







c) Schedule E hereto sets forth additional information regarding the ownership of the component parts of the Software and the ownership of Derivative Works.

7. GRANT OF LICENSE AND PAYMENT OF ROYALTIES.

a) The License. The Binary License and the Source License as defined and set forth below in this Section 7 (together, the "License") apply to the Software, and all other software developed or integrated with the AUGMENT hardware product, and all other software required to build the project, including all additions, improvements and enhancements thereto and modifications thereof made by or for POLYBUS during the term of this Agreement and within one year after the Acceptance Date, and all proprietary rights based thereon or resulting therefrom.

b) The Binary License. Subject to the royalty payments provided for in Schedule D hereto (the "Royalties"), POLYBUS hereby grants to AUGMENT, and AUGMENT hereby accepts, the following (the "Binary License"):

     (1) a perpetual, irrevocable, royalty-free, nonexclusive right and license to use the Software (and the Documentation) and all additions, improvements and enhancements thereto and modifications thereof in binary code form for internal use by AUGMENT for testing, development and demonstration purposes.

     (2) a perpetual, irrevocable, royalty-free, nonexclusive right and license for up to ten (10) units of the Software (and the Documentation) and all additions, improvements and enhancements thereto and modifications thereof in binary code form for internal production use by AUGMENT.

     (3) a perpetual, worldwide, irrevocable, nonexclusive right and license to manufacture and distribute the Software in binary code form in conjunction with the AUGMENT hardware products, with the right and license to grant sub-licenses to third parties pursuant to shrink wrap license agreements in connection therewith without account to POLYBUS on a royalty basis in accordance with Schedule D hereto. Within 45 days of the end of each calendar quarter, AUGMENT agrees to provide POLYBUS with a report indicating Royalties due along with full payment of Royalties for all Units shipped by AUGMENT during the calendar quarter.

     (4) a  perpetual,  worldwide,   irrevocable  right  and  license  to  grant
         sub-licenses to AUGMENT's OEM and VAR customers to manufacture and distribute the Software in Binary Code form in conjunction with the AUGMENT hardware products, with a right and license to grant sub-licenses to third parties in connection therewith without account to POLYBUS on a royalty basis in accordance with Schedule D hereto. AUGMENT agrees to require all such OEM and VAR customers to sign a license agreement with a requirement that they provide royalty reports and payments to AUGMENT within 30 days of the end of each calendar quarter. Within 45 days of the end of each calendar quarter,




                          -License Agreement - Page 5-





         AUGMENT agrees to provide to POLYBUS a report indicating Royalties due and full payment of Royalties for all Units shipped during the calendar quarter.


c) The Source License. POLYBUS hereby grants to AUGMENT, and AUGMENT hereby accepts, the following (the "Source License"):

     (1) a perpetual, irrevocable, nonexclusive fully-paid right and license to the full source code version of the Software and all additions, improvements and enhancements thereto and modifications thereof for a one time charge of $20,000.00 to be paid within thirty (30) days of delivery and acceptance of the Software and Source Code.

     (2) a perpetual, irrevocable, nonexclusive right and license to manufacture, distribute and sub-license to AUGMENT's OEM and VAR customers source code copies of the Software for the OEM and VAR customers' internal use only and only for use in conjunction with the AUGMENT hardware products purchased from AUGMENT. For each such sublicense granted, AUGMENT shall pay POLYBUS a fee in the amount equal to the greater of (i) twenty percent (20%) of any license fee collected by AUGMENT from an OEM or VAR customer or (ii) $10,000.00.

d) Prepaid Royalties. AUGMENT shall pay to POLYBUS the amounts set forth in Schedule B hereto. Such payments are not due until the satisfactory completion and acceptance of the milestones indicated, and shall be prepaid royalties to be credited against Royalties due to POLYBUS as set forth in Schedule D at a rate of 50% of Royalties due and payable until exhausted. If AUGMENT is more than fifteen (15) days late in supplying POLYBUS with the required AUGMENT-developed hardware and software, then both parties will meet to negotiate and modify the milestone dates or milestone definitions to allow timely payment to POLYBUS.

e) Late payments of royalties or any other payment to POLYBUS accrue interest at the then current prime rate of interest.

8. REPRESENTATIONS AND WARRANTIES.

POLYBUS makes the following representations and warranties for the benefit of AUGMENT, as a present and ongoing affirmation of facts in existence at all times when this Agreement is in effect:

a) No Conflict. POLYBUS represents and warrants that it has full right and authority to enter into this Agreement and that it is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by POLYBUS under this Agreement.



                          -License Agreement - Page 6-






b) Ownership. POLYBUS represents and warrants (i) that it owns (and to the extent developed during the term of this Agreement, that it will own) all right, title and interest in and to, including but not limited to all intellectual property rights, the Software and all other property needed to perform its obligations under this Agreement (including pre-existing works), and (ii) that the Software does not and will not infringe any patents, copyrights, trademark, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against POLYBUS or, insofar as POLYBUS is aware, any entity from which POLYBUS has obtained such rights.

c)  Functional Specifications.  POLYBUS represents and warrants, that within ten
    (10) business days of delivery of the final version of the Software, POLYBUS will demonstrate that the Software meets the Functional Specifications and other written representations by POLYBUS to AUGMENT, and that errors that prevent useful operation in the Software will be corrected by POLYBUS using every reasonable effort within ten (10) business days after notice by AUGMENT, and all other errors will be corrected within ninety (90) days.

d) Conformity, Performance and Compliance. POLYBUS represents and warrants (i) that all Software shall be prepared in a workmanlike manner and with professional diligence; (ii) that all Software will function on the machines and with operating systems for which they are specified; (iii) that all Software will conform to the Functional Specifications and functions set forth in the Functional Specifications; and (iv) that POLYBUS will perform all work called for herein in compliance with applicable law.

e) No Restrictions on Software. POLYBUS warrants that there is no program code, other than that stated in the Functional Specifications that will restrict AUGMENT's use of its License to the Software.

9. INDEMNIFICATION.

a) POLYBUS shall indemnify AUGMENT and hold AUGMENT harmless from and against any and all demands, claims, damages, losses, and expenses (including court costs and reasonable fees of attorneys, accountants, and expert witnesses) arising out of or resulting from any negligent act or omission or willful conduct of POLYBUS or POLYBUS employees or agents in connection with this Agreement.

b) POLYBUS shall also indemnify AUGMENT and hold it harmless from and against all demands, claims, damages, losses, and expenses (including reasonable costs, fees of attorneys, accountants, and expert witnesses) arising out of or resulting from any action by a third party against AUGMENT that is based on any claim that the Software provided by POLYBUS hereunder infringes upon any patent, copyright, trademark or other proprietary rights of any person or entity.

c) AUGMENT shall indemnify POLYBUS and hold POLYBUS harmless from and against any and all demands, claims, damages, losses, and expenses (including court costs and reasonable




                          -License Agreement - Page 7-







    fees of attorneys, accountants, and expert witnesses) arising out of or resulting from any negligent act or omission or willful conduct of AUGMENT or AUGMENT employees or agents in connection with this Agreement.

10. LIMITATIONS.

Neither party shall be entitled to indirect, incidental, or consequential damages, including lost profits based on any breach or default under this Agreement.

11. CONFIDENTIALITY.

a) Each party acknowledges that the Proprietary Information (as defined herein) is a highly confidential and valuable asset of its owner which has been and will continue to be developed by the owner, and which represents and will continue to represent a material investment of the owner's time and money. Further, each party acknowledges that such Proprietary Information either has been or will be made available to the other party on a confidential basis and that the recipient has or will accept such Proprietary Information on such basis, thereby establishing a confidential relationship and a position of trust with regard to same. During the development and integration of the Software, and after the development and integration are ended, and for a period of five (5) years after the term of this Agreement, the recipient agrees not to:

    (1) publish,   communicate,   disclose  or  divulge  to  any  person,  firm,
        corporation or other legal entity directly or indirectly, any of the Proprietary Information, except as otherwise permitted herein;

    (2) use the Proprietary Information for its own benefit, directly or indirectly except as required in the course of the project, or use the Proprietary Information, directly or indirectly, for the benefit of any person, firm, corporation or other legal entity, directly or indirectly;

    (3) use any of the Proprietary Information or take any other action to divert, or attempt to divert, any business of or any customers of the other party to itself or any other competitive person or legal entity, by direct or indirect inducement or otherwise; or to induce or attempt to induce any present or past customer of the other party to discontinue using the services of the other party; and

    (4) employ or seek to employ any person who is employed by the other party or to otherwise directly or indirectly induce such persons to leave employment of the other party.


b) The recipient shall disclose Proprietary Information only to those agents, employees or representatives within its own organization or professional advisors who have a need to receive said information in connection with the project so long as all such persons agree to abide and be bound by the terms of this Agreement.




                          -License Agreement - Page 8-








c) The parties agree that all Source Code shall be treated as confidential Proprietary Information subject to the license provisions of this Agreement.

d) "Proprietary Information" shall mean all confidential, technical, business and economic information or data owned or developed by either party, including, but not limited to, that party's products, processes, and services, including research, development, compilations of information, records and Functional Specifications, management information systems, techniques, formulae, computer programs, product applications, documentation of such produce applications and methods, manuals, financial data, data processing, marketing plans, selling procedures, prospect lists, customer base list, sponsors list, sales strategies, policies, scripts, literature, and audiovisual materials, software and documentation and Functional Specifications thereof, and other information of any nature and in any form. Proprietary Information as defined herein shall not include the following:

                  (1) Information   which  either  party   legally  had  in  its
                      possession prior to the other party's disclosure of such information to it;

                  (2) Information  which is furnished to either party by a third party as a matter of right without restriction on disclosure and which was not received directly or indirectly from the other party;

                  (3) Any other  information  once it becomes part of the public domain by publication or otherwise through no act of the recipient;

                  (4) Information  approved in writing for release or disclosure by the nondisclosing party; or

                  (5) Information  disclosed  by  reason  of order of a court of competent jurisdiction.


12. NONCOMPETITION.

a) POLYBUS shall not to enter into direct competition with AUGMENT during the term of this Agreement in the publishing market, and it shall not license, sell or transfer the Software to any party for a purpose that competes with AUGMENT in the publishing market without the express written consent of AUGMENT. For the purpose of this Agreement, the publishing market shall include, but not be limited to, the areas listed in Schedule G hereto and shall specifically exclude video and entertainment markets and software publishing (the electronic "publishing" of software packages).

b) AUGMENT agrees to sublicense the Software only in conjunction with AUGMENT hardware products marketed and sold by AUGMENT.

13. TERM.



                          -License Agreement - Page 9-








a) This Agreement shall be effective upon execution by both parties and shall continue until terminated in accordance with the provisions of this Agreement. The term of any rights or licenses under proprietary rights granted hereunder shall be for the full term of such proprietary rights.

b) Unless sooner terminated as hereinafter provided, this Agreement shall continue in force for an initial term of twenty-five (25) years from the date hereof. Thereafter said term shall automatically extend for an indefinite period unless and until terminated as hereinafter provided.

14. TERMINATION.

a) This Agreement may be terminated only:

              (1) By AUGMENT upon POLYBUS's failure to satisfy any of its material obligations hereunder (a "default") including, but not limited to, failure to satisfy any of the specific milestones as specified in Schedule B, which failure is not caused by some act, delay or omission to act, on the part of AUGMENT. Upon a default by POLYBUS, AUGMENT shall provide written notice to POLYBUS of such default, and POLYBUS shall have sixty (60) days to cure such default. If POLYBUS fails to cure such default within said sixty
              (60) day period, AUGMENT may immediately terminate this Agreement. In the event of termination by AUGMENT as provided for herein, POLYBUS will deliver all Software developed under this Agreement in source code form, in the then current state to AUGMENT and AUGMENT shall be deemed to have a fully paid-up, irrevocable, nonexclusive, worldwide license to said Software with no further payments due to POLYBUS. Nothing herein contained shall prohibit POLYBUS in any way from exercising its other rights retained in this Agreement with respect to the Software, as long as such rights are exercised in compliance with the provisions of this Agreement.

              (2) By AUGMENT prior to final acceptance, upon POLYBUS's filing of or consenting to the filing against it a Petition in Bankruptcy or a petition to take advantage of any insolvency act, or making an assignment for the benefit of creditors, which Petition is not dismissed within ninety (90) days. In such event, the amounts paid to date by AUGMENT shall be considered a fully paid-up license fee for the Software developed to date and POLYBUS shall provide the Software including the source code to AUGMENT as a fully paid up, nonexclusive, irrevocable, worldwide license with no further payments due to POLYBUS. Nothing herein contained shall prohibit POLYBUS in any way from exercising its other rights retained in this Agreement with respect to the Software, as long as such rights are exercised in compliance with the provisions of this Agreement.




                          -License Agreement - Page 10-








              (3) By POLYBUS upon AUGMENT's failure to make payment or satisfy any of its obligations hereunder (a "default") in any material respect and such default shall not have been cured within sixty
              (60) days following delivery of notice of such default. In the event of termination by POLYBUS as provided for herein, AUGMENT will certify that all copies of the Software delivered to date under this Agreement have been destroyed. All rights to the Software shall remain with POLYBUS.

b) Survival. Upon any termination of this Agreement, all rights and obligations of the parties under this Agreement shall cease except that the provisions of Sections 6, 9, 10, 11 and 12 shall survive and not be affected by such termination. Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to section 14(a)(3) hereto, the provisions of
    Section 6, 9, 10 and 11 only shall survive and not be affected by such termination.

15. MISCELLANEOUS PROVISIONS.

a) Waiver. No provision of this Agreement may be waived except in writing by both parties hereto. No failure or delay by either party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of a particular right or waiver of any right or remedy on any subsequent occasion.

b) Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts. Both parties hereto agree to submit to personal jurisdiction in the Commonwealth of Massachusetts and to accept and agree to venue in that state.

c) Force majeure. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

d) Severability. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

e) No Assignment. Except as otherwise specifically set forth in this Agreement, neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this provision shall be void and of no force and effect. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.



                          -License Agreement - Page 11-







    The above notwithstanding, POLYBUS retains the right to assign this Agreement to a new Corporation, Limited Liability Company, or Limited
    Liability Partnership, providing that Herb Jacobs is a principal of said Corporation, Company or Partnership.

f) Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

g) Amendments in writing. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the provisions so affected and is executed by an authorized representative of the party accepting any such waiver, or, in the case of an amendment or modification, by authorized representatives of both parties.

h) Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and both of which shall constitute one and the same Agreement.

i) Notice. All communications between the parties with respect to any of the provisions of this Agreement will be sent to the addresses set forth below or to other addresses as notified by the parties for the purpose of this clause, by prepaid certified mail.

         If to AUGMENT, at:

         Augment Systems Incorporated
         Two Robbins Road
         Westford, Massachusetts  01886
         Attn: Lorrin Gale

         If to POLYBUS, at:

         Polybus Systems Corporation
         17 Sunrise Drive
         Hudson, New Hampshire  03051
         Attn: Herb Jacobs

j) Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

k) Schedules and Exhibits. The Schedules and Exhibits referred to herein and attached hereto, are incorporated herein to the same extent as if set forth in full herein.

l) Authority. The undersigned represent that they are authorized to sign this Agreement on behalf of the parties hereto. The parties each represent that no provision of this Agreement will



                          -License Agreement - Page 12-






    violate any other agreement that a party may have with any other person or company. Each party has relied on that representation in entering into this Agreement.

m) Entire Agreement. This Agreement, including the Schedules (and Exhibits) appended hereto, contains the entire understanding of the parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective parties.

n) Legal and Equitable Remedies. Because the development of the Software by POLYBUS is personal and unique and because POLYBUS may have access to and become acquainted with the confidential Proprietary Information of AUGMENT, AUGMENT shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief without prejudice to any other rights and remedies that AUGMENT may have for breach of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                      AUGMENT SYSTEMS INCORPORATED

                                      By: /s/ Lorrin Gale
                                         -------------------------------------
                                          Lorrin Gale, President and CEO


                                      POLYBUS SYSTEMS CORPORATION

                                      By: /s/Herb Jacobs
                                         -------------------------------------
                                          Herb Jacobs, President







                          -License Agreement - Page 13-









                                   SCHEDULE A
                               PROJECT DESCRIPTION

SOFTWARE:

POLYBUS shall develop and provide a high speed file system consisting of the following components (the "Software"):

     Server File System Software - To run on the server and provide file management services. This includes software to mount and dismount disk system extents and to startup and shutdown a server. The server shall consist of a RAID disk subsystem, block I/O processor, one or more file I/O processors each connected to a FibreChannel Arbitrated Loop, and Macintosh console system. The server shall not include user interface access to this Software;

     Client Software - To run on the user's Macintosh desktop and redirect file access and I/O for server based files;

     Client Chooser - To run on the client Macintosh system and provide chooser functionality in conjunction with the server;

     Server  Utility  Software  -  To  initialize,   verify,  and  rebuild  file
     structures on the disks, but does not include user interface access to this Software;

     All POLYBUS-Developed Test Scripts and Tools - To test the functionality of the code delivered;

     Performance Measurement Tools - To measure the performance of the software delivered.

DOCUMENTATION:

For purposes of this Agreement, Software shall also include the following:

     Firebird File Management Software Specification and Project Plan

     Final Design Document

All software will be delivered in source and binary form and include all data files, make files, and other information required to build the executable software from the source. All final documentation will be delivered in both printed and electronic form in a format to be agreed upon.

CAPABILITIES:

The Software shall have the following capabilities:



                       - License Agreement - Schedule A -






     1. Compatibility - Provide server file access to desktop applications in a manner transparent to the applications so that all commercial desktop applications will perform properly with the AUGMENT's hardware products. Compatibility with the Apple Macintosh environment is the initial requirement. It is intended that this software will be used with other clients utilizing future Macintosh Operating Systems such as Copland, and Microsoft Operating Systems such as Windows and Windows NT, and various versions of UNIX. Two objectives of this development are to design the server (a) such that additional client targets may be supported by using the existing client software as a framework for constructing new clients appropriate to the target platform, and (b) so that when additional server functionality is needed by new clients, it can be easily added without significant work, and without redoing any existing server functionality;

     2. Performance - Provide end to end throughput of at least 75% of the underlying hardware and software for large files to/from a single client. When multiple clients access the server simultaneously the total system throughput will be shared between the clients with no client being blocked for excessive periods;

     3. Multi-Access - Ability to handle multiple clients accessing the same or different files simultaneously;

     4. Multi-Extents - Ability to handle multiple disk system extents on a single processor, where each extent is a contiguous area of the disk storage and may contain multiple partitions. Each extent will be managed by one and only one processor at a time, but the management of an extent may be moved from one processor to another through an administrator function which may require a reboot of the file management system. The maximum number of extents to be handled by any processor is a compile time option;

     5. Large File Stores - Ability to handle file stores of up to 1 terabyte and files of up to 100 gigabytes. (It is agreed and understood that the current MAC OS software can not handle files greater than 2 gigabytes in size);

     6. Robust Operation - Provide reliable file service under normal operating conditions without any loss of data. Provide for fast recovery in the event of a system or power failure.

ENVIRONMENT:

The Software must operate on AUGMENT's super server 68040 processor cards running the VRTX operating system (to be supplied by AUGMENT). It is intended that the code will be ported to other environments and processors in the future, and within reasonable design parameters, will be designed and implemented to minimize the effort required to accomplish this objective.




                       - License Agreement - Schedule A -








ADDITIONAL FUNCTIONAL SPECIFICATIONS:

Incorporate EXHIBIT A information if necessary.









                       - License Agreement - Schedule A -






                                   SCHEDULE B
                     TIMETABLE AND PREPAID ROYALTY PAYMENTS*


MILESTONE #        MILESTONE                           AMOUNT                  TARGET MILESTONE       PAYMENT DATE
-----------        ---------                           ------                  ----------------       ------------
                                                                               DATE
                                                                               ----
        1          Signing of Letter of Intent         $20,000                 2/9/96                 Paid

        2          Delivery of Project Plan            $10,000                 3/24/96                Paid
                   and Specification

        3          Signing of Contract                 $20,000                 8/1/96                 Paid

        4          Alpha Delivery to Augment for       $10,000                 6/2/96                 8/1/96
                   Quality Assurance Testing

        5          Alpha Two Delivery to Augment       $10,000                 8/5/96                 + 14 days
                   Quality Assurance Testing

        6          Alpha Two plus Mac based Fibre      $10,000                 8/19/96                + 14 days
                   Channel and pre-show test system

        7          Show System                         $10,000                 9/2/96                 + 14 days

        8          Final Delivery                      $10,000`                9/30/96                + 14 days



*Prepaid royalty payments are tied to actual milestone completion dates. Prepaid royalty payments shall be credited against future royalty payments due at the rate of 50% of royalty payments due until exhausted.





                       - License Agreement - Schedule B -









                                   SCHEDULE C
                               COMPLETION CRITERIA

The Completion Criteria for Alpha, Beta, and Final release are as follows:

1.        ALPHA RELEASE:

a)   PLATFORM:
     The platform for the Alpha release will be Apple Power Macintosh systems for both the server and the clients. The environment will consist of three Power Mac systems (two clients and one server) connected via a Fibre Channel Arbitrated Loop and Ethernet. All hardware for the Alpha system will be provided by AUGMENT and the acceptance will be performed at the facility of AUGMENT's choice.

     FUNCTIONALITY:
     The Alpha system will include all functionality that can reasonably be implemented using a single Macintosh server. At a minimum the system will be capable of running a selected number of applications on the clients, accessing memory on the server.

b)   PERFORMANCE:
     The alpha system is not subject to a specific performance criteria, but should perform in a manner that is indicative to both POLYBUS and AUGMENT engineers that the performance objectives for the final product will be achieved.

c)   ROBUSTNESS:
     The Alpha system should perform without crashing for sessions of up to 1 hour. It is not required to be bug free, but must be sufficiently so to demonstrate the functionality of the system.

d)   DOCUMENTATION:
     The Alpha system will be accompanied with a set of release notes suitable for use by development engineers at AUGMENT.

   2.    BETA RELEASE:

a)   PLATFORM:
     The platform for the Beta release will be Apple Power Macintosh client and the Augment Super server. The test environment will consist of two Power Mac systems and one Super server with two processors, connected via a Fibre Channel Arbitrated Loop and Ethernet. All hardware for the test system will be provided by AUGMENT and the acceptance will be performed at the facility of AUGMENT's choice.




                       - License Agreement - Schedule C -







     FUNCTIONALITY:
     The Beta system will include all of the functionality specified for the final delivery. At a minimum the system will be capable of running a selected number of applications on the clients, accessing files on the server.

b)   PERFORMANCE:
     The beta system should meet the performance criteria specified for the final product. If this can not be achieved, POLYBUS must provide a plan that shows to AUGMENT's satisfaction how the performance criteria will be achieved in the final product.

c)   ROBUSTNESS:
     The beta system will be installed at customer sites and used for demonstration purposes. It must remain function, under script driven loads, for a minimum of 8 hours without failure. Minor known bugs that do not interfere with the operation of the machine, and/or for which there are defined work-arounds that do not interfere with the normal operation of the machine, are acceptable.

d)   DOCUMENTATION:
     The beta system will be accompanied with a set of release notes suitable for use by AUGMENT and the beta sites.


   3.    FINAL RELEASE:

a)   PLATFORM:
     The platform for the Final release will be Apple Power Macintosh clients and the Augment Super server. The test environment will consist of multiple Power Mac systems and one Super server with two or more processors, connected via a Fibre Channel Arbitrated Loop and Ethernet connected to clients and the console. All hardware for the test system will be provided by AUGMENT and the acceptance will be performed at AUGMENT's facilities.

     FUNCTIONALITY:
     The Final system will include all of the functionality specified for the final delivery. At a minimum the system will be capable of running a random number of applications on the clients, accessing files on the server. The server must remain operational and error free running under script driven load for a period of 24 hours, during which random amounts of interactive operations are performed.

b)   PERFORMANCE:
     The beta system should meet the performance criteria specified for the final product.

c)   ROBUSTNESS:
     All known "material" problems must be resolved for final acceptance




                       - License Agreement - Schedule C -







d)   DOCUMENTATION:
     The final system will be accompanied with a set of release notes suitable for use by AUGMENT. In addition the final delivery will include a final design document describing the software as implemented.







                       - License Agreement - Schedule C -











                                   SCHEDULE D
                                ROYALTY SCHEDULE

AUGMENT will pay royalties to POLYBUS according to the following schedule:

TOTAL SERVER UNITS SHIPPED TO DATE


         FROM                  TO             ROYALTY PER SERVER             ROYALTY PER CLIENT TYPE

                                                                                    1-10 Users
               1                  100               $800                                  $400
             101                  300               $400                                  $200
             301                  600               $200                                  $100
             601                 1000               $100                                   $50
            1001              100,000                $50                                   $25
                 Greater than 100,000           No Royalty                             No Royalty


A server is one physical AUGMENT server box that contains one RAID subsystem consisting of multiple disks and one or more control processors each running a copy of the Software.

A Client Type is computer and operating system type such as Macintosh, Windows NT or UNIX. For example, a single AUGMENT server that contained 3 controller cards and was connected to 15 Macintosh computers and 2 NT systems would require 1 server license + 2 Macintosh client licenses + 1 NT client license.






                       - License Agreement - Schedule D -








                                   SCHEDULE E
                          SOFTWARE COMPONENT OWNERSHIP


POLYBUS will own the following software components developed as part of this project. These components are subject to the royalty provisions of this Agreement. The components in (1) and (2) are server software. The components (3) and (4) are part of the client software.

     1. The file manager software including the File System Process, the File Extend Process, the Read/Write Process, the Transaction Journal
         Process, and the Ping Process, and all related software components developed by POLYBUS, as described in Exhibit A.

     2.  Structure Verify and Rebuild Tools and Library.

     3.  The Super Server Chooser as developed by POLYBUS.

     4.  The File System Client Extension as developed by POLYBUS.

     5. The File Server Protocols. The protocols are represented in Exhibit N to the Project Plan and may be entered or changed as necessary through the product cycle.


POLYBUS will own the following software components developed as part of this project. These components are for development and QA purposes and provided to AUGMENT without any royalty charges.

     1. Test scripts and test tools developed by POLYBUS as part of this project.

     2. Performance measurement tools developed by POLYBUS as part of this project.

AUGMENT will own the following software components:

     1.  The Fibre Channel communications software.

     2.  All Super server motherboard based software.

     3.  All Super server diagnostic software.

     4.  All Super server console software developed by AUGMENT.

     5.  User interface developed by AUGMENT.



                       - License Agreement - Schedule E -








Derivative Works shall be owned by the party that develops such Derivative Work.

         a) NT Client - AUGMENT intends to implement a Windows NT client to work with the server. This software will utilize parts of the Macintosh Client software developed and owned by POLYBUS. It will therefore be a Derivative Work, owned by AUGMENT, subject to royalty payments to POLYBUS as client software according to Schedule D.

         b)    Apple Share  extension - AUGMENT  intends to enhance the Software
               to  support  Apple  Share  access.   This  software  will  be  an
               enhancement to the Software, owned by Augment.







                       - License Agreement - Schedule E -







                                   SCHEDULE F
                 SUPPORT AND MAINTENANCE FEES FOR THE FIRST YEAR



Updates, No Support                                        $5,000
Support and Updates                                       $30,000
For each week of support                                   $3,500
or an hourly rate of                                         $100








                       - License Agreement - Schedule F -







                                   SCHEDULE G
          EXAMPLES OF THE PRINTING AND PUBLISHING INDUSTRY APPLICATIONS

         Newspapers
         Magazines
         Periodicals
         Book Publishing
         Book Printing
         Commercial Printing
         Business Forms
         Greeting Cards
         Blankbooks and Looseleaf
         Typesetting
         Platemaking
         In-House (corporate)
         Art & Design Services
         DTP Service Bureaus
         Color Separators








                       - License Agreement - Schedule G -






                                    EXHIBIT A

          FIREBIRD FILE MANAGER SOFTWARE SPECIFICATION AND PROJECT PLAN



















                        - License Agreement - Exhibit A -